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                                                                    EXHIBIT 23.1




CONSENT OF INDEPENDENT ACCOUNTANTS


Childtime Learning Centers, Inc.
38345 West 10 Mile Road
Southfield, Michigan

Re:      Childtime Learning Centers, Inc. Registration Statement
         No. 333-38325 on Form  S-8

We hereby consent to the incorporation by reference in the above Registration Statement of our report dated June 24, 1999, to the Board of Directors of Childtime Learning Centers, Inc. with respect to the financial statements of the Childtime Children's Centers 401(k) Retirement & Savings Plan at December 31, 1998 and 1997, and for the year ended December 31, 1998, which is included in this Annual Report on Form 11-K.


PRICEWATERHOUSECOOPERS LLP

Detroit, Michigan
July 13, 1999